UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 14, 2005

Date of Report (date of earliest event reported)

Nanometrics Incorporated

(Exact name of registrant as specified in charter)

Delaware	0-13470	94-2276314
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1550 Buckeye Drive, Milpitas, California 95035

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 435-9600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On September 14, 2005, Nanometrics Incorporated (the “Company”) agreed to provide an annual salary and certain other benefits to Mr. Douglas J. McCutcheon in connection with his service to the Company as its new Executive Vice President, Finance and Administration and Chief Financial Officer. A description of the agreement is set forth in Item 5.02 below and is incorporated by reference herein.

On the same date, Paul B. Nolan resigned as Vice President and Chief Financial Officer of the Company. In connection with Mr. Nolan’s departure, the Company agreed to make a lump sum severance payment to Mr. Nolan of approximately $48,000 (less standard deductions required by law).

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective September 14, 2005, Douglas J. McCutcheon, 57, became Executive Vice President, Finance and Administration and Chief Financial Officer of the Company. On the same date, Paul B. Nolan resigned as Vice President and Chief Financial Officer of the Company.

Previously, Mr. McCutcheon served from 2003 to 2004 as Managing Director, Senior Vice President and Chief Financial Officer for Metron Technology N.V., a provider to the semiconductor industry. From 1996 to 2001, he served as Senior Vice President and Chief Financial Officer for Asyst Technologies, Inc., a provider of automation solutions. Mr. McCutcheon has also held executive positions with Cadence Design Systems, Inc., Diasonics, Inc., and Toshiba America Medical Systems, Inc.

Nanometrics has agreed to pay Mr. McCutcheon an annual base salary of $285,000. Mr. McCutcheon will also receive a hiring bonus of $25,000 which, should he leave the Company within one year, he will be required to repay on a prorated basis. Mr. McCutcheon was also granted options to purchase 150,000 shares of Nanometrics common stock; the options will terminate seven years from the date of grant, become exercisable in three equal annual installments beginning on September 14, 2006, and will have an exercise price equal to the fair market value of the Company’s common stock on the date of grant, $12.03. Furthermore, the Company has agreed to pay Mr. McCutcheon twelve months of continued salary at his then-effective annual rate if the Company terminates him for any reason other than for good cause, provided that Mr. McCutcheon executes a general release. Termination for good cause, as used in the foregoing sentence, shall only occur if Mr. McCutcheon commits misconduct, unjustifiably neglects his duties, or acts in a way that has a direct, substantial and adverse effect on the Company or its reputation. Mr. McCutcheon will be eligible to participate in the Company’s standard benefit programs, including its standard bonus plan.

A copy of the press release announcing the appointment of Mr. McCutcheon is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 – Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Nanometrics Incorporated dated September 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2005	NANOMETRICS INCORPORATED

/s/ John D. Heaton
John D. Heaton Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Nanometrics Incorporated dated September 15, 2005